CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Edgewater Foods International, Inc.

5552 West Island Highway

Qualicum Beach

British Columbia, Canada V9K 2C8

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated November 16, 2005, relating to the balance sheet of Edgewater Foods International, Inc. as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the inclusion of our name under the heading "Experts" appearing herein.

July 14, 2006

/s/  Lopez, Blevins, Bork & Associates, LLP

Lopez, Blevins, Bork & Associates, LLP

Houston, Texas

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